Exhibit 10.1

FIFTH AMENDMENT TO

WESTWATER RESOURCES, INC.

2013 OMNIBUS INCENTIVE PLAN

In accordance with those certain resolutions adopted by the Board of Directors of Westwater Resources, Inc., a Delaware corporation (the “Corporation”), and the Board of Directors’ Compensation Committee and the approval by the stockholders of the Corporation at the Corporation’s Annual Meeting of Stockholders held on May 10, 2022, the 2013 Omnibus Incentive Plan (the “Plan”) of the Corporation is hereby amended as follows:

1.	Section 5.2 of the Plan is hereby amended and restated in its entirety to extend the termination date for the Plan from ten (10) years to fifteen (15) years, as follows:

“5.2        Term.

The Plan shall terminate automatically fifteen (15) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.”

2.	Unless otherwise expressly provided for in this Fifth Amendment to the Plan (the “Fifth Amendment”), all capitalized words, phrases, or defined terms used in this Fifth Amendment will have the same meaning ascribed to them in the Plan.

3.	Except as expressly set forth in this Fifth Amendment, there have been no other changes or modifications to the Plan, and the plan remains otherwise unchanged and in full force and effect.

4.	This Fifth Amendment shall be effective as of May 10, 2022.